                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------


                                  Form 8-K/A
                                Amendment No. 1

                                Current Report
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 8, 2000


                               GTS DURATEK, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                0-14292                22-2476180
(State or other jurisdiction of               (Commission File           (I.R.S. Employer
incorporation or organization)                    Number)                Identification No.)

10100 Old Columbia Road, Columbia, Maryland                                     21046
-------------------------------------------                                     -----
(Address of principal executive offices)                                      (Zip Code)


Registrant's telephone number, including area code:                          (410) 312-5100
                                                                             --------------

________________________________________________________________________________
         (Former name or former address, if changed since last report)

                               GTS DURATEK, INC.


Item 2. Acquisition or Disposition of Assets.

     On June 8, 2000, GTS Duratek, Inc. ("GTS Duratek") acquired the nuclear services business of Waste Management, Inc. ("WMI"). The acquisition was effected as the purchase of all of the outstanding capital stock of Waste Management Federal Services, Inc. ("WMFS") from Rust International, Inc. ("Rust") and all of the outstanding membership interests of Chem-Nuclear Systems, LLC ("Chem-Nuclear") from Chemical Waste Management Inc. ("CWM") and CNS Holdings, Inc. ("CNS"). Each of Rust, CWM and CNS are indirect subsidiaries of WMI. The purchase price was $65 million in cash, consisting of $55 million in cash at closing and $10 million additional cash consideration upon the satisfaction of certain post closing conditions. The purchase price is also subject to certain post closing adjustments.

     The acquired business, known as Waste Management Nuclear Services ("WMNS"), provides low-level radioactive waste management services for the commercial industry and the federal government. WMNS consists primarily of three operating segments: (i) the Federal Services Division which provides radioactive waste handling, transportation, treatment, packaging, storage, disposal, site cleanup and project management services primarily for the U.S. Department of Energy ("DOE") and other federal agencies; (ii) the Commercial Services Division which provides radioactive waste handling, transportation, licensing, packing, disposal and decontamination and decommissioning services primarily to nuclear utilities; and (iii) the Commercial Disposal Division which operates a commercial low-level radioactive waste disposal facility at Barnwell, South Carolina. GTS Duratek generally intends to continue the business of WMNS and to use the assets and facilities of WMNS for essentially the same purposes as they were used prior to the acquisition.

     GTS Duratek financed the purchase price principally from borrowings under its credit facility, which it amended and restated in connection with the acquisition of WMNS. The amended and restated credit facility is a $135 million facility and includes a $45 million revolving line of credit, based on the amount of eligible accounts receivable, to refinance existing indebtedness and to fund working capital requirements, and two term loans totaling $90 million to refinance existing indebtedness and to finance the acquisition of WMNS. Borrowings under the credit facility bear interest at a floating rate based on either LIBOR or a "base rate", plus margins which are subject to adjustment after six months based upon GTS Duratek's leverage ratio at the time. Substantially all of GTS Duratek's assets, excluding real property and inventory, are pledged as collateral under the credit facility. The credit facility has a five-year term, except that one of the term loans matures in six and a half years.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired:

          (i) Combined balance sheets of Waste Management Nuclear Services as of December 31, 1999 and 1998 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1999.

          (ii) Combined statements of operations and cash flows for the six months ended June 30, 2000 (unaudited).

     (b)  Pro Forma Financial Information:

          (i) Pro Forma consolidated statement of operations for the year ended December 31, 1999 and related notes.

                               GTS DURATEK, INC.


          (ii) Pro Forma consolidated statement of operations for the six months ended June 30, 2000 and related notes.

          The pro forma balance sheet for June 30, 2000 is not included herein as the consolidated June 30, 2000 balance sheet for GTS Duratek, Inc. and subsidiaries is included in the June 30, 2000 quarterly report to the Securities and Exchange Commission filed on Form 10-Q.

     (c)  Exhibits

          23.1      Consent of KPMG LLP.

          99.1 GTS Duratek, Inc. Press Release dated June 9, 2000 which was filed with the Securities and Exchange Commission on June 22, 2000.

          99.2 Purchase Agreement by and among Chemical Waste Management Inc., Rust International, Inc., CNS Holdings, Inc. and GTS Duratek, Inc. dated March 29, 2000 which was filed with the Securities and Exchange Commission on June 22, 2000.

          99.3 Amendment No. 1 to Purchase Agreement and Disclosure Letter by and among Chemical Waste Management Inc., Rust International, Inc., CNS Holdings, Inc. and GTS Duratek, Inc. dated June 8, 2000 which was filed with the Securities and Exchange Commission on June 22, 2000.

          99.4 Second Amended and Restated Credit Agreement dated as of June 8, 2000 by and among GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., GTSD Sub III, Inc., GTSD Sub IV, Inc., Frank W. Hake Associates LLC, Chem-Nuclear Systems L.L.C., Waste Management Federal Services, Inc., Waste Management Federal Services of Idaho, Inc., Waste Management Federal Services of Hanford, Inc., Waste Management Technical Services, Inc., Waste Management Geotech, Inc., the Lenders party thereto, First Union National Bank, as Administrative Agent, Credit Lyonnais New York Branch, as Documentation Agent, Fleet National Bank, as Syndication Agent, and First Union Securities, Inc., as Lead Arranger and Book Manager which was filed with the Securities and Exchange Commission on June 22, 2000.

          99.5 Second Amended and Restated Security Agreement dated as of June 8, 2000 made by GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., GTSD Sub III, Inc., GTSD Sub IV, Inc., Frank W. Hake Associates, L.L.C., Chem-Nuclear Systems, L.L.C., Waste Management Federal Services, Inc., Waste Management Federal Services of Idaho, Inc., Waste Management Federal Services of Hanford, Inc., Waste Management Technical Services, Inc., Waste Management Geotech, Inc., and First Union National Bank, as Collateral Agent which was filed with the Securities and Exchange Commission on June 22, 2000.

                               GTS DURATEK, INC.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  GTS DURATEK, INC.

Date: August 22, 2000                         By: /s/ Robert F. Shawver
                                                  ---------------------
                                                  Robert F. Shawver
                                                  Executive Vice President and
                                                  Chief Financial Officer

                       WASTE MANAGEMENT NUCLEAR SERVICES

                               Table of Contents

                                                                     Page
Independent Auditors' Report                                           6

Combined Balance Sheets as of December 31, 1999 and 1998               7

Combined Statements of Operations for the years ended
    December 31, 1999, 1998 and 1997                                   8

Combined Statements of Cash Flows for the years ended
    December 31, 1999, 1998, and 1997                                  9

Notes to Combined Financial Statements                                10

                         Independent Auditors' Report

The Board of Directors
GTS Duratek, Inc.:

We have audited the combined balance sheets of the entities included in Waste Management Nuclear Services (the Company) (see note 2) for the years ended December 31, 1999 and 1998 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the entities included in Waste Management Nuclear Services for the years ended December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Baltimore, Maryland
July 14, 2000

                       WASTE MANAGEMENT NUCLEAR SERVICES

                             Combined Balance Sheets

                           December 31, 1999 and 1998

                                                                                              1999               1998
                                                                                       -------------       ------------
                                 Assets
Current assets:
     Cash                                                                              $       5,100              3,800
     Receivables, less allowance for doubtful accounts of
         $291,887 in 1999 and $15,000 in 1998                                             16,936,707         23,284,397
     Cost and estimated earnings in excess of billings on
         uncompleted contracts                                                             5,634,880          8,372,029
     Inventories                                                                           1,481,082          1,484,383
     Prepaid expenses and other current assets                                               763,966             90,541
                                                                                          ----------         ----------
                Total current assets                                                      24,821,735         33,235,150

Property, plant and equipment, net                                                        13,823,910         15,519,514
Goodwill, less accumulated amortization of $6,600,793
     in 1999 and $29,314,201 in 1998                                                      19,290,842         69,056,081
Decontamination and decommissioning trust fund                                            16,411,310         15,094,226
Other assets                                                                                 512,196          1,481,749
                                                                                       -------------      -------------
                                                                                       $  74,859,993        134,386,720
                                                                                       =============      =============

                           Liabilities and Net Equity

Current liabilities:
     Accounts payable                                                                  $   3,583,024          5,010,312
     Accrued expenses and other current liabilities                                       29,113,248         24,329,729
     Billings in excess of costs and estimated earnings on
         uncompleted contracts                                                             1,031,679          3,006,952
                                                                                       -------------      -------------
                Total current liabilities                                                 33,727,951         32,346,993

Facility and equipment decontamination and
     decommissioning liabilities                                                          14,979,959         13,319,135
Deferred income taxes                                                                             --            661,566
                                                                                       -------------      -------------
                Total liabilities                                                         48,707,910         46,327,694

Net equity                                                                                26,152,083         88,059,026
                                                                                       -------------      -------------
                                                                                       $  74,859,993        134,386,720
                                                                                       =============      =============

See accompanying notes to combined financial statements.

                       WASTE MANAGEMENT NUCLEAR SERVICES

                       Combined Statements of Operations

                 Years ended December 31, 1999, 1998 and 1997

                                                                       1999               1998               1997
                                                                 ----------------   ----------------   ----------------
Revenues                                                         $    200,130,119        234,640,898        247,648,858
Cost of revenues                                                      169,304,892        208,593,277        223,666,357
                                                                 ----------------   ----------------   ----------------
                Gross profit                                           30,825,227         26,047,621         23,982,501

Selling, general and administrative expenses                            4,806,465          5,874,689          3,433,958
Charge for goodwill impairment                                         47,277,000                 --                 --
                                                                 ----------------   ----------------   ----------------
                Income (loss) from operations                         (21,258,238)        20,172,932         20,548,543

Other income (expense), net                                               138,774            157,864            549,626
                                                                 ----------------   ----------------   ----------------

                Income (loss) before provision for
                    income taxes                                      (21,119,464)        20,330,796         21,098,169

Provision for income taxes                                              2,895,047            809,898          3,029,968
                                                                 ----------------   ----------------   ----------------
                Net income (loss)                                $    (24,014,511)        19,520,898         18,068,201
                                                                 ================   ================   ================

See accompanying notes to combined financial statements.

                       WASTE MANAGEMENT NUCLEAR SERVICES

                       Combined Statements of Cash Flows

                 Years ended December 31, 1999, 1998 and 1997



                                                                         1999                1998              1997
                                                                     -------------        ----------        ----------
Cash flows from operating activities:
     Net income (loss)                                               $ (24,014,511)       19,520,898        18,068,201
     Adjustments to reconcile net income (loss) to
          net cash provided by operating activities:
            Depreciation and amortization                                5,563,185         4,934,259         4,722,655
            Charge for goodwill impairment                              47,277,000                --                --
            Gain on disposal of assets                                      (4,523)          (86,440)          (10,788)
            Deferred income taxes                                         (720,783)          106,856          (401,392)
            Changes in operating items:
                Receivables                                              6,347,690         1,006,650        13,631,649
                Costs and estimated earnings in excess
                    of billings on uncompleted contracts                 2,737,149        (2,278,673)         (724,558)
                Prepaid expenses, inventories and other
                    current assets                                        (610,907)          798,550           342,226
                Decontamination and decommissioning
                    trust fund                                          (1,317,084)         (778,361)          529,047
                Other assets                                               969,553         1,435,692         1,801,545
                Accounts payable, accrued expenses
                    and other current liabilities                        3,356,231        (5,959,521)       (6,563,797)
                Billings in excess of costs and estimated
                      earnings on uncompleted contracts                 (1,975,273)        1,345,603          (225,893)
                Facility and equipment decontamination
                    and decommissioning liabilities                      1,660,824         1,438,669          (426,484)
                                                                     -------------        ----------        ----------

                Net cash provided by operating activities               39,268,551        21,484,182        30,742,411
                                                                     -------------        ----------        ----------
Cash flows from investing activities:
     Additions to property, plant and equipment                         (1,379,342)       (1,101,224)       (2,093,932)
     Other                                                                   4,523            86,440            10,788
                                                                     -------------        ----------        ----------

                Net cash used in investing activities                   (1,374,819)       (1,014,784)       (2,083,144)
                                                                     -------------        ----------        ----------
Net cash flows from financing activities--
     net cash advanced to Waste Management, Inc.                       (37,892,432)      (20,469,698)      (28,659,067)
                                                                     -------------        ----------        ----------
                Net increase (decrease) in cash                              1,300              (300)              200

Cash, beginning of year                                                      3,800             4,100             3,900
                                                                     -------------        ----------        ----------
Cash, end of year
                                                                     $       5,100             3,800             4,100
                                                                     =============        ==========        ==========

See accompanying notes to combined financial statements.

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

(1)  Description of Business

Waste Management Nuclear Services ("WMNS" or the "Company") consists primarily of three operating segments: (i) the Federal Services Division which provides radioactive waste handling, transportation, treatment, packaging, storage, disposal, site cleanup and project management services primarily for the United States Department of Energy ("DOE") and other federal agencies; (ii) the Commercial Services Division which provides radioactive waste handling, transportation, licensing, packing, disposal, and decontamination and decommissioning services primarily to nuclear utilities; and (iii) the Commercial Disposal Division which operates a commercial low-level radioactive waste disposal facility in Barnwell, South Carolina.

(2)  Summary of Significant Accounting Policies and Practices

     (a)  Principles of Consolidation

          The combined financial statements of the Company include the accounts of: (i) Waste Management Federal Services, Inc. and its wholly owned subsidiaries Waste Management Technical Services, Inc.; Waste Management Geotech, Inc.; Waste Management Federal Services of Idaho, Inc.; and Waste Management Federal Services of Hanford, Inc. and (ii) Chem-Nuclear Systems, L.L.C. and its wholly owned subsidiary Chem-Nuclear of Canada, Inc. Waste Management Federal Services, Inc. and Chem-Nuclear Systems, L.L.C. are indirect wholly owned subsidiaries of Waste Management, Inc. (Waste Management) a leading provider of integrated waste management services.

          All significant intercompany balances and transactions have been eliminated in combination.

     (b)  Property, Plant and Equipment

          Property, plant and equipment are carried at cost. Replacements, maintenance and repairs which do not extend the lives of the assets are expensed as incurred. The Company provides for depreciation of property, plant and equipment when such assets become operational, primarily on a straight-line basis over useful lives of three to ten years. Leasehold improvements are amortized over the shorter of the asset life or the term of the lease.

     (c)  Inventories

          Inventories consist principally of parts and supplies used in the Company's waste treatment processes. Inventories are valued at cost using the first-in, first-out method.

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

     (d)  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
          Of

          The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of assets exceed the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (e)  Goodwill and Other Intangible Assets

          Goodwill is being amortized on a straight-line basis over a forty-year period. The Company assesses the recoverability of goodwill by determining whether amortization of the goodwill balance over its remaining life can be recovered through undiscounted cash flows of the acquired entities. The amount of impairment, if any, is measured based on projected discounted cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     (f)  Facility and Equipment Decontamination and Decommissioning

          The Company accrues decontamination and decommissioning costs for facilities and equipment ratably over the period to the estimated date of closure.

     (g)  Revenue Recognition

          Revenues are earned generally pursuant to long-term, fixed price and time and material type contracts. Revenues from the fixed price contracts are recognized on the percentage-of completion method as costs are incurred and include estimated fees at predetermined rates as measured by the costs-to-costs method. Contract costs include all direct costs, labor, materials and the indirect costs related to contract performance. Differences between recorded costs and estimated earnings and final billings are recognized in the period in which they become determinable. Costs and estimated earnings in excess of billings on uncompleted contracts are recorded as assets. Billings in excess of costs and estimated earnings on uncompleted contracts are recorded as liabilities. Revenues on time and material contracts are recognized as services are performed.

          Disposal site revenues are earned when customer waste is received and buried at the facility.

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

     (h)  Income Taxes

          Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities of Waste Management Federal Services, Inc. and subsidiaries based on enacted tax rates in effect when such amounts are expected to be realized based on consideration of available evidence, including tax planning strategies and other factors. The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

     (i)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and revenues and expenses recognized during the reporting period. Actual results could differ significantly from those estimates.

          Significant estimates and judgments made by management include, among other things, the cost to decommission and decontaminate the commercial waste processing facilities and equipment (see note 5).

     (j)  Reclassifications

          Certain amounts for 1998 have been reclassified to conform to the presentation for 1999.

(3)  Property, Plant and Equipment

Property, plant and equipment for years ended December 31 consist of the following:

                                                           1999          1998
                                                       -----------    ----------

Land and land improvements                             $14,434,866    14,384,710
Buildings                                                9,895,640    12,401,078
Machinery and equipment                                 25,374,506    26,101,763
Vehicles                                                 1,543,211     1,394,305
Leasehold improvements and furniture and fixtures        4,077,966     2,562,421
Construction in progress                                   171,265       147,235
                                                       -----------    ----------
                                                        55,497,454    56,991,512

Less accumulated depreciation and amortization          41,673,544    41,471,998
                                                       -----------    ----------
                                                       $13,823,910    15,519,514
                                                       ===========    ==========

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

(4)  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities for the years ended December 31 consist of the following:

                                                      1999               1998
                                                   -----------        ----------
Salaries and wages                                 $ 5,504,359         5,526,936
Contract costs                                       7,009,393         5,205,637
South Carolina disposal taxes                       15,460,791        11,185,613
Other accrued expenses                               1,138,705         2,411,543
                                                   -----------        ----------
                                                   $29,113,248        24,329,729
                                                   ===========        ==========

(5)  Facility and Equipment Decontamination and Decommissioning

     (a)  Barnwell Disposal Facility

          The Company operates a 235-acre low-level radioactive waste disposal site located in Barnwell, South Carolina, pursuant to a 99-year lease with the State of South Carolina, which commenced in 1971. The Company has estimated the current cost to close the Barnwell site to be approximately $18.3 million, including post-closure monitoring costs for the two-year period following the site's closure. The Company is required to monitor the site for a period subsequent to the closure of the site. Once an agreement is reached with the State of South Carolina that the site is closed, the obligation to monitor and maintain the site will be transferred to the State. Based on the Company's most recent estimates, the expected post-closure period, including monitoring, will not exceed two years. For the years ended December 31, 1999 and 1998, the Company has accrued $13.8 million and $12.8 million, respectively, of such costs and will accrue the balance over the remaining useful life of the site. In order to fund the site closure obligation, the State of South Carolina has required that the Company establish a trust fund and a $3 million surety bond to cover such costs. For the years ended December 31, 1999 and 1998, the trust fund held cash and securities of $16.4 million and $15.1 million, respectively. Based on its agreement with the State of South Carolina, the Company is required to make contributions to the trust fund of $4.20 for each cubic foot of waste disposed at the site through the date of closure.

          Effective July 1, 2000, the State of South Carolina General Assembly passed legislation enabling South Carolina to join the Atlantic Compact. The legislation also establishes annual volume limits on waste that can be accepted at the site for disposal. The maximum annual volume declines from 160,000 cubic feet to 35,000 cubic feet over an eight-year period. At the end of the eight-year period, the site will remain open for receipt of waste from only the three Atlantic Compact states (New Jersey, Connecticut and South Carolina). The legislation also places the site under rate control administered by the State of South Carolina. Under the rate-controlled plan, the Company will be reimbursed for allowable costs incurred plus a fixed operating margin of 29%. The Company operates the site under a license granted by the State of South Carolina.

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

     (b)  Other Buildings and Equipment

          The Company owns several buildings located at the Barnwell site and certain waste treatment equipment located at various commercial nuclear utilities throughout the U.S. that will require remediation at the end of their useful lives. The Company estimates the current cost to remediate the buildings and equipment to be approximately $3.3 million. For the years ended December 31, 1999 and 1998, the Company had accrued $1.2 million and $0.5 million, respectively, of such costs and will accrue the balance over the assets' remaining useful lives. The State of South Carolina has required the Company to post a letter of credit and a surety bond with respect to the estimated remediation costs of $2.8 million for the buildings.

Management updates its closure and remediation cost estimates on an annual basis. These estimates are based on current technology and burial rates. Management is unable to reasonably estimate the impact changes in technology, burial rates and the timing of closure will have on the ultimate costs. Changes in these factors could have a material impact on these estimates.

(6)  Net Equity

Changes in the Company's net equity for the years ended December 31 are as follows:

                                                                                         Due from
                                                 Invested           Accumulated           Waste
                                                  capital             earnings          Management             Total
                                              ---------------       ------------      -------------         -----------
Balance December 31, 1996                     $   128,483,872        205,891,874       (234,777,054)         99,598,692
     Net income                                            --         18,068,201                 --          18,068,201
     Net cash advanced to Waste
         Management                                        --                 --        (28,659,067)        (28,659,067)
                                              ---------------       ------------      -------------         -----------
Balance December 31, 1997                         128,483,872        223,960,075       (263,436,121)         89,007,826
     Net income                                            --         19,520,898                 --          19,520,898
     Net cash advanced to Waste
         Management                                        --                 --        (20,469,698)        (20,469,698)
                                              ---------------       ------------      -------------         -----------
Balance December 31, 1998                         128,483,872        243,480,973       (283,905,819)         88,059,026
     Net loss                                              --        (24,014,511)                --         (24,014,511)
     Net cash advanced to Waste
         Management                                        --                 --        (37,892,432)        (37,892,432)
                                              ---------------       ------------      -------------         -----------
Balance December 31, 1999                     $   128,483,872        219,466,462       (321,798,251)         26,152,083
                                              ===============       ============      =============         ===========

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

(7)  Related Party Transactions

The Company relies on Waste Management for various general and administrative services including certain treasury, human resource, risk management and tax compliance functions. Results of operations for the years ended December 31, 1999, 1998 and 1997, do not include any charges for these services. Management estimates that a cost of approximately $250,000 for each of the years ended December 31, 1999, 1998 and 1997, would have been incurred if these services were performed by third parties.

The Company uses Waste Management cash management systems for processing all cash receipts and disbursements. The result of these transactions together with other charges result in amounts due from Waste Management. Such amounts are non-interest bearing and do not have any repayment terms and, accordingly, have been presented with the Company's net equity in the accompanying combined financial statements.

(8)  Impairment of Goodwill

Waste Management acquired the operating rights to the Barnwell disposal facility (see note 5) in 1982 in an acquisition accounted for as a purchase and, since that date, has been amortizing the goodwill acquired over a 40-year period.

During 1999, Waste Management adopted a plan to dispose of WMNS including the rights to operate the Barnwell disposal facility. At the time of formulating the plan, management was uncertain what price, if any, it could obtain for the operating rights to the Barnwell facility, due to the uncertainties regarding the facility, including the Governor's statement of his intention to close the site. In addition, Waste Management believed its ability to sell the operating rights would be inhibited by the potentially significant closure liabilities and the limited financial rewards for operating the site through the current licensing period. The restrictions imposed by the State on burial volumes and the State disposal tax (see note 12) on each cubic foot of waste, impact the site's competitiveness with other disposal sites around the country.

Accordingly, WMNS recorded a goodwill impairment charge of $47,277,000 during 1999. The charge was based upon the Company's best estimate of the proceeds they might receive from a willing buyer for the net assets of the Barnwell facility and the related operating rights.

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

(9)  Income Taxes

The Company's taxable income is included in a consolidated federal tax return filed by Waste Management. Waste Management Federal Services, Inc. and its subsidiaries are C-Corporations. Chem-Nuclear Systems, L.L.C. is a limited liability company, taxed as a partnership. The provision for income taxes in the accompanying combined statement of operations includes the Federal and state income taxes related to the taxable income of Waste Management Federal Services, Inc. and its subsidiaries as if it filed separate Federal and state income tax returns. No taxes are included in the accompanying combined statement of operations for Chem-Nuclear Systems, L.L.C. If the combined statement of operations for the years ended December 31, 1999, 1998 and 1997 included the Federal and state income taxes related to the taxable income of Chem-Nuclear Systems, L.L.C., the income tax provision would have increased by approximately $8.1 million, $7.9 million and $6.0 million, respectively.

The provision for income taxes for the years ended December 31 consists of the following:

                             1999            1998           1997
                         -----------        -------      ---------
Current:
     State               $   472,658         91,901        448,544
     Federal               3,143,172        611,141      2,982,816
                         -----------        -------      ---------
                           3,615,830        703,042      3,431,360
                         -----------        -------      ---------
Deferred:
     State                   (94,220)        13,968        (52,470)
     Federal                (626,563)        92,888       (348,922)
                         -----------        -------      ---------
                            (720,783)       106,856       (401,392)
                         -----------        -------      ---------
                         $ 2,895,047        809,898      3,029,968
                         ===========        =======      =========

The provision for income taxes for the years ended December 31 are reconciled to the amount computed by applying the statutory Federal income tax rate of 35% to loss before provision for income taxes as follows:

                                                     1999              1998           1997
                                                 ------------      ----------      ----------
Federal income tax (benefit) at statutory rate   $ (7,391,812)      7,115,779       7,384,359
State income taxes, net of Federal tax benefit        245,985          68,814         257,448
Impact of non-deductible goodwill amortization
     and impairment charge                         17,418,043         872,823         870,879
Federal income taxes on taxable income of
     of Chem-Nuclear Systems, L.L.C
     not recognized herein                         (7,402,337)     (6,908,267)     (5,232,556)
Other                                                  25,168        (339,251)       (250,162)
                                                 ------------      ----------      ----------
                                                 $  2,895,047         809,898       3,029,968
                                                 ============      ==========      ==========

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities for the years ended December 31 consist of the following:

                                                       1999         1998
                                                     ---------    ---------

Allowance for doubtful accounts                      $  93,780           --
Accelerated depreciation                              (233,747)    (337,095)
Other                                                  199,184     (324,471)
                                                     ---------    ---------

       Net deferred tax asset (liability)            $  59,217     (661,566)
                                                     =========    =========

In assessing the realizability of deferred tax assets, management considered whether it was more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during periods in which temporary differences become deductible. Management considered income taxes paid during the previous three years and projected future taxable income in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are deductible, management has deemed no valuation allowances are necessary for the years ended December 31, 1999 and 1998.


(10) Concentrations of Credit Risk

Waste Management Federal Services, Inc. generates substantially all of its revenues through subcontracts with DOE contractors and subcontractors. For the years ended December 31, 1999, 1998 and 1997, revenues for Waste Management Federal Services, Inc. represented approximately 62%, 69% and 70%, respectively, of the combined revenues of the Company.

Accounts receivable, net and costs and estimated earnings in excess of billings on uncompleted contracts relating to DOE contractors and subcontractors amounted to approximately $1,892,000 and $3,257,000, $4,943,000 and $4,644,000, and
$3,258,000 and $2,723,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts.

Effective October 1, 1999, a contract with a significant DOE contractor was amended such that certain compensation costs will be incurred by such contractor rather than the Company. Had this contract amendment occurred on January 1, 1999, revenues and cost of revenues would have been lower by approximately $92.5 million.

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

(11)  Employee Benefit Plans

The Company participates in a number of employee benefit plans sponsored by Waste Management, including a defined contribution plan established under
Section 401(k) of the Internal Revenue Code. The Company matches employee contributions up to 3% of their eligible compensation and matches 50% of employee contributions in excess of 3% but less than 6% of eligible compensation. Both employee and Company contributions vest immediately. The Company's matching contributions for the years ended December 31, 1999, 1998 and 1997 were $705,605, $815,438 and $391,520, respectively.

The Company does not sponsor any defined benefit or post retirement benefit plans nor do its employees participate in any similar plans sponsored by Waste Management.

(12)  Commitments and Contingencies

      (a)     Leases

              The Company has several noncancellable leases which cover real property, machinery and equipment. Such leases expire at various dates with, in some cases, options to extend their terms. Rent expense was approximately $1,538,000, $1,026,000 and $1,028,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

              The following is a schedule of future minimum annual lease payments for all long-term operating leases in effect for years ending after December 31, 1999:


              2000                                         $ 1,559,000
              2001                                           1,080,000
              2002                                             451,000
              2003                                             365,000
              2004                                             274,000
              Thereafter                                       278,000
                                                           -----------
                                                           $ 4,007,000
                                                           ===========

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

     (b)  Legal Proceedings

          Predecessor companies of Chem-Nuclear Systems, L.L.C. and Waste Management Federal Services, Inc. are defendants with respect to a case brought against them and other former contractors at the DOE's Idaho National Environmental Engineering Laboratory by the U.S. Government under provisions of the False Claims Act. Lockheed Martin Idaho Technologies Co. (LIMITCO) is also a defendant in the litigation. Waste Management Federal Services, Inc. has a 19% contribution obligation in the contract managed by LIMITCO. The case is currently in the pleading motion stage and the Court has directed the plaintiffs to replead their claims against the Company's defendants with more specificity or face dismissal. The allegations against LIMITCO are much broader than those brought against the Company's defendants. The amount of potential damages in the cases against LIMITCO cannot presently be estimated, but could be material. The Company is not privy to the details of the case against LIMITCO or details of LIMITCO's defense. During March 2000, the Company's defendants reached a tentative agreement to settle with the plaintiffs for an insignificant sum in exchange for a full release from all claims. This settlement does not apply to the claims brought against LIMITCO.

          The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

     (c)  Disposal Tax Obligation

          In connection with the Company's license to operate the Barnwell, South Carolina low-level radioactive disposal site, the Company collects from its customers and remits to the State of South Carolina a $235 per cubic foot disposal tax of which $67 is designated as educational support. Pursuant to its license with the State of South Carolina, the Company is required to pay the State at least $24 million in disposal taxes per year (July 1 -June 30) designated for the educational support in South Carolina. For the years ended December 31, 1999, 1998 and 1997, $14.3 million, $6.4 million and $5.3 million was funded by the Company and charged to cost of revenues for the excess of the State minimum over amounts collected from customers. The State minimum was not established until July 1, 1997. As part of the legislation passed by the State of South Carolina on July 1, 2000 (see note 5), the disposal tax will no longer be assessed on customers, from October 1, 2000 forward, nor will the Company be required to fund to the State the minimum previously imposed.

                                                                     (Continued)

                       WASTE MANAGEMENT NUCLEAR SERVICES

                    Notes to Combined Financial Statements

                          December 31, 1999 and 1998

(13)   Subsequent Event

On March 29, 2000, Waste Management, through certain of its indirect subsidiaries, entered into an agreement to sell the common stock of Waste Management Federal Services, Inc. and membership interests of Chem-Nuclear Systems, L.L.C. to GTS Duratek, Inc. In connection with the transactions, Waste Management agreed to indemnify GTS Duratek, Inc. for certain contingent liabilities outstanding at the date of closing. The transaction closed on June 8, 2000.

                       WASTE MANAGEMENT NUCLEAR SERVICES

                       Combined Statements of Operations

                        Six Months Ended June 30, 2000
                                  (Unaudited)


Revenues                                                      $   63,441,068
Cost of revenues                                                  43,626,119
                                                              --------------
             Gross profit                                         19,814,949

Selling, general and administrative expenses                       7,351,869
                                                              --------------
             Income from operations                               12,463,080

Other expense, net                                                   (23,415)
                                                              --------------
             Income before provision for income taxes             12,439,665

Provision for income taxes                                         1,645,857
                                                              --------------
             Net income                                       $   10,793,808
                                                              ==============


See accompanying note to combined financial statements.

                       WASTE MANAGEMENT NUCLEAR SERVICES

                       Combined Statements of Cash Flows

                        Six Months Ended June 30, 2000
                                  (Unaudited)

Cash flows from operating activities:
     Net income                                                                                           $  10,793,808
     Adjustments  to  reconcile  net income to net cash  provided  by  operating activities:
         Depreciation and amortization                                                                        1,068,171
         Changes in operating items:
            Receivables                                                                                      (3,098,535)
            Costs and estimated earnings in excess of billings on uncompleted contracts                      (3,133,729)
            Prepaid expenses, inventories and other current assets                                             (965,993)
            Decontamination and decommissioning trust fund                                                     (276,167)
            Other assets                                                                                        457,300
            Accounts payable, accrued expenses and other current liabilities                                 (3,614,732)
            Billings in excess of costs and estimated earnings on uncompleted contracts                         305,499
            Facility and equipment decontamination and decommissioning liabilities                              818,279
                                                                                                          -------------
                Net cash provided by operating activities                                                     2,353,901
                                                                                                          -------------
Cash flows from investing activities:
     Additions to property, plant and equipment                                                                (813,181)
                                                                                                          -------------
                Net cash used in investing activities                                                          (813,181)
                                                                                                          -------------
Net cash flows from financing activities:
     Net cash advanced from Waste Management, Inc.                                                            3,062,542
                                                                                                          -------------
                Net increase in cash                                                                          4,603,262

Cash, beginning of period
                                                                                                                  5,100
                                                                                                          -------------
Cash, end of period                                                                                       $   4,608,362
                                                                                                          =============

See accompanying note to combined financial statements.

                        WASTE MANAGEMENT NUCLEAR SERVICES

                          Note to Financial Statements

                                  June 30, 2000
                                   (Unaudited)



(1)    Basis of Presentation

       Waste Management Nuclear Services ("WMNS" or the "Company") consists primarily of three operating segments: (i) the Federal Services Division which provides radioactive waste handling, transportation, treatment, packaging, storage, disposal, site cleanup and project management services primarily for the United States Department of Energy ("DOE") and other federal agencies; (ii) the Commercial Services Division which provides radioactive waste handling, transportation, licensing, packing, disposal, and decontamination and decommissioning services primarily to nuclear utilities; and (iii) the Commercial Disposal Division which operates a commercial low-level radioactive waste disposal facility in Barnwell, South Carolina.

       Effective June 8, 2000, Waste Management, Inc. ("WMI"), through its indirect subsidiaries, sold all of the outstanding capital stock of Waste Management Federal Services, Inc. ("WMFS") and all of the outstanding membership interests of Chem-Nuclear Systems, L.L.C. ("Chem-Nuclear") to GTS Duratek, Inc.

       The Company's financial statements as of and for the six months ended June 30, 2000 are unaudited and do not include all disclosures required under generally accepted accounting principles. Such financial statements reflect all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented. The results of the 2000 interim period are not necessarily indicative of results to be expected for the entire year.

                       GTS DURATEK, INC. AND SUBSIDIARIES
                         PRO FORMA FINANCIAL INFORMATION

                                   (Unaudited)

The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes of GTS Duratek, Inc. and subsidiaries (the "Company"), not included elsewhere herein.

On February 7, 2000, the Company completed the sale of substantially all the assets, properties and rights of DuraTherm, Inc., an 80% owned subsidiary ("DTI"), to DuraTherm Group, Inc. (the "Buyer") for $8.0 million in cash and a subordinated note for $355,000. Proceeds to the Company of $8.0 million net of transaction and related costs were used by the Company to pay down borrowings under its bank credit facilities. The note receivable bears interest at 14%, payable semi-annually during the first year following the sale, and 18% during the second year following the sale with the principal due on February 7, 2002. The Company recognized a gain of approximately $1.2 million upon completion of the sale.

On June 8, 2000, the Company acquired the nuclear services business of Waste Management, Inc. ("WMI"). The acquisition was effected as the purchase of all of the outstanding capital stock of Waste Management Federal Services, Inc. ("WMFS") from Rust International, Inc. ("Rust") and all of the outstanding membership interests of Chem-Nuclear Systems, LLC ("Chem-Nuclear") from Chemical Waste Management, Inc. ("CWM") and CNS Holdings, Inc. ("CNS"). Each of Rust, CWM, and CNS are indirect subsidiaries of WMI. The purchase price was $67 million in cash, consisting of $65 million in cash, and $2 million of transaction costs. The purchase price is also subject to certain post closing adjustments. The acquired companies are referred to as Waste Management Nuclear Services ("WMNS").

The acquisition was financed with borrowings under the Company's amended and restated bank credit facility. Under the facility the Company has available borrowings of up to $135 million. The facility consists of a five year $45 million revolving line of credit, including $15 million for standby letters of credit, a five year $50 million term loan and a six and one-half year $40 million term loan. Borrowings under the credit facility bear interest at LIBOR plus an applicable margin, or at the Company's option, the prime rate plus an applicable margin. The applicable margin is determined based upon the Company's performance and was set at 3.25% for LIBOR based borrowings, and 2.25% for prime based borrowings during the first six months following the acquisition. Borrowings under the $40 million term loan bear an additional 0.5% interest. The term loans require aggregate quarterly principal payments of $7.8 million in 2000, $10.4 million in 2001, $10.4 million in 2002, $10.4 million in 2003, $15.1 million in 2004, $21.6 million in 2005, and $14.3 million in 2006. In addition, the Company is also required to prepay the term loans in an amount equal to 50% of excess cash flows, as defined. The bank credit facility requires the Company to maintain certain financial ratios and restricts the payment of dividends on the Company's common stock. At the time of the acquisition, the Company had borrowings of $90 million under the term loan and $6 million under the revolving line of credit. The Company incurred approximately $3 million of debt financing costs to complete the amendment. Such amount, together with the unamortized deferred financing costs related to the existing arrangement, will be amortized over the life of the ammended agreement using the interest method.

                      GTS DURATEK, INC. AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION

                                  (Unaudited)



The aggregate purchase price for WMNS is as follows:

Cash paid to Waste Management                                   $   65,000,000
Liabilities assumed                                                 38,969,000
Transaction costs                                                    2,000,000
                                                                  ------------
                Aggregate purchase price                        $  105,969,000
                                                                  ============

The aggregate purchase is expected to be allocated to the acquired assets based upon their estimated fair values as follows:

Accounts receivable                                             $   16,778,000
Unbilled revenues                                                    8,445,000
Inventory                                                            1,558,000
Property and equipment                                              13,116,000
Decommissioning trust fund                                          16,687,000
Other tangible assets                                                  700,000
Barnwell operating rights                                            5,500,000
Goodwill and other intangible assets                                43,185,000
                                                                  ------------
                Total assets acquired                           $  105,969,000
                                                                  ============


The above information is based upon management's best estimate of the fair value of the assets acquired. The Company is in the process of completing appraisals of the assets acquired and liabilities assumed. Upon completion of this process the Company will adjust the amounts recorded to the final appraisals. Such adjustments could be material. In addition, no estimate is currently available with respect to the post closing adjustment. The amount payable to or receivable from Waste Management with respect to this adjustment will increase or decrease goodwill, respectively.

Pro Forma Consolidated Balance Sheet -- The pro forma balance sheet for June 30, 2000 is not included herein as the consolidated June 30, 2000 balance sheet for GTS Duratek, Inc. and subsidiaries is included in the June 30, 2000 quarterly report to the Securities and Exchange Commission filed on Form 10-Q. The June 30, 2000 consolidated balance sheet for GTS Duratek, Inc. excludes the accounts of DTI and includes the accounts of WMNS.

Pro Forma Consolidated Statements of Operations -- The pro forma condensed consolidated statements of operations for the six months ended June 30, 2000 and year ended December 31, 1999 give effect to the disposition of the assets of DTI and the acquisition of WMNS as if such transactions had occurred on January 1, 1999. Results for the six months ended June 30, 2000 are not necessarily indicative of results expected for the full year. Pro forma results are not necessarily indicative of results expected for the remainder of 2000 or future years.

                      GTS DURATEK, INC. AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION

                                  (Unaudited)



In addition to the pro forma adjustments reflected in the pro forma condensed consolidated statements of operations, the operating results for WMNS will be significantly different for periods following the acquisition as compared to periods prior to the acquisition, due to, among other things, (i) the operation of a major contract with a United States Department of Energy ("DOE") contractor and (ii) the operations of the Barnwell waste disposal facility. A summary of the estimated impact of these matters, which are not reflected in the pro forma condensed consolidated statements of operations, follows:

     (i) Effective October 1, 1999, a contract WMNS has with a significant DOE contractor was amended such that certain compensation costs will be incurred by the contractor rather than WMNS. Had the contract amendment occurred on January 1, 1999, pro forma revenues and costs of revenues would have been lower by approximately $92.5 million.

     (ii) WMNS operates a 235-acre low-level radioactive waste disposal site located in Barnwell, South Carolina, pursuant to a 99-year lease. During the year ended December 31, 1999 and the six months ended June 30, 2000, WMNS paid the State of South Carolina a fee based on waste receipts subject to an annual minimum of $24 million. In exchange, WMNS set pricing and had all the risk and rewards of ownership. Effective July 1, 2000, the State of South Carolina General Assembly passed legislation which places the site under a rate control plan administered by the State of South Carolina. Under the rate control plan, the Company will be reimbursed for allowable costs incurred plus a fixed operating margin of 29%. The legislation also establishes annual volume limits on waste that can be accepted at the site for disposal. The maximum annual volume declines from 160,000 cubic feet to 35,000 cubic feet over an eight-year period. At the end of the eight-year period, the site will remain open for receipt of waste from only the three Atlantic Compact states (New Jersey, Connecticut and South Carolina).

            Management estimates that the change in the arrangement for operations of the Barnwell waste disposal facility will reduce revenues and net income from amounts achieved during the year ended December 31, 1999 by $15.3 million and $4.8 million, respectively, and during the six months ended June 30, 2000 by $4.9 million and $749,000, respectively, before the impact of purchase accounting adjustments. This would effectively reduce net income per share on a diluted basis by $0.24 per share and $0.05 per share for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

The pro forma adjustments include the following for each of the periods presented:

     (1) The elimination of the operating results of DTI and the inclusion of the operating results of WMNS.

     (2)    Elimination of sales between WMNS and the Company.

     (3) The adjustment of depreciation and amortization to reflect the allocation of the purchase price to assets acquired from WMNS.

     (4) The adjustment of selling, general and administrative expenses to reflect the estimated costs to replace certain services previously provided by Waste Management, Inc. to WMNS.

                      GTS DURATEK, INC. AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION

                                  (Unaudited)


     (5) The adjustment of interest expense to reflect (i) the pay down of borrowings under the Company's bank credit facilities with proceeds of the sale of DTI and (ii) additions to borrowings to fund the acquisition of WMNS.

     (6) The adjustment of income tax expense as the result of (i) the reduction in the Company's income from the elimination of DTI's operating results and the loss incurred by WMNS during 1999 and (ii) higher interest expense.

                               GTS Duratek, Inc.

           Pro Forma Condensed Consolidated Statement of Operations

                         Year ended December 31, 1999
                                  (Unaudited)

                                                                                       Pro Forma Adjustments
                                                                                  -------------------------------
                                                                                    Sale of
                                                                  Actual           DuraTherm           Subtotal
                                                                ------------      ------------       ------------
Revenues                                                        $177,195,546       (14,745,285) (1)   162,450,261
Cost of revenues                                                 128,719,021       (10,549,844) (1)   118,169,177
                                                                ------------      ------------       ------------
   Gross profit                                                   48,476,525        (4,195,441)        44,281,084

Selling, general and administrative expenses                      27,722,569        (2,250,546) (1)    25,472,023


Charge for goodwill impairment                                            --                --                 --
                                                                ------------      ------------       ------------
   Income (loss) from operations                                  20,753,956        (1,944,895)        18,809,061
Interest income (expense), net                                    (2,297,105)          675,000  (2)    (1,622,105)
Other income, net                                                         --                --                 --
                                                                ------------      ------------       ------------
   Income (loss) before income taxes and
     proportionate share of losses of joint ventures              18,456,851        (1,269,895)        17,186,956
Income taxes                                                       6,854,500          (495,259) (3)     6,359,241
                                                                ------------      ------------       ------------
   Income (loss) before proportionate share of
     losses of joint ventures                                     11,602,351          (774,636)        10,827,715
Proportionate share of losses of joint ventures                     (122,633)               --           (122,633)
                                                                ------------      ------------       ------------
   Net income (loss) and comprehensive income (loss)              11,479,718          (774,636)        10,705,082
Preferred stock dividends and charges for accretion               (1,510,173)               --         (1,510,173)
                                                                ------------      ------------       ------------
   Net income (loss) attributable to common
     stockholders                                               $  9,969,545          (774,636)         9,194,909
                                                                ============      ============       ============
Net income (loss) per share:
 Basic                                                          $       0.75
                                                                ============
 Diluted                                                        $       0.58
                                                                ============

Weighted average shares outstanding:
 Basic                                                           13,351,000
                                                                ===========
 Diluted                                                         20,323,000
                                                                ===========

                                                                    Pro Forma Adjustments
                                                                ------------------------------
                                                                Results of
                                                                   WMNS           Adjustments          Proforma
                                                                -----------       ------------       ------------
Revenues                                                        200,130,119       (12,045,000) (4)    350,535,380
Cost of revenues                                                169,304,892       (12,045,000) (4)    275,429,069
                                                                -----------       -----------        ------------
   Gross profit                                                  30,825,227                --          75,106,311
Selling, general and administrative expenses                      4,806,465           500,000  (5)     28,860,775
                                                                                   (1,533,042) (6)
                                                                                     (384,671)
Charge for goodwill impairment                                   47,277,000       (47,277,000) (8)             --
                                                                -----------       -----------        ------------
   Income (loss) from operations                                (21,258,238)       48,694,713          46,245,536
Interest income (expense), net                                           --        (8,315,527) (9)     (9,937,632)
Other income, net                                                   138,774                --             138,774
                                                                -----------       -----------        ------------
   Income (loss) before income taxes and
     proportionate share of losses of joint ventures            (21,119,464)       40,379,186          36,446,678
Income taxes                                                      2,895,047         4,920,541  (10)    14,174,829
                                                                -----------       -----------        ------------
   Income (loss) before proportionate share of
     losses of joint ventures                                   (24,014,511)       35,458,645          22,271,849
Proportionate share of losses of joint ventures                          --                --            (122,633)
                                                                -----------       -----------        ------------
   Net income (loss) and comprehensive income (loss)            (24,014,511)       35,458,645          22,149,216
Preferred stock dividends and charges for accretion                      --                --          (1,510,173)
                                                                -----------       -----------        ------------
   Net income (loss) attributable to common
     stockholders                                               (24,014,511)       35,458,645          20,639,043
                                                                ===========       ===========        ============
Net income (loss) per share:
 Basic                                                                                                       1.55
                                                                                                     ============
 Diluted                                                                                                     1.11
                                                                                                     ============

Weighted average shares outstanding:
 Basic                                                                                                 13,351,000
                                                                                                     ============
 Diluted                                                                                               20,323,000
                                                                                                     ============


See accompanying notes to pro forma consolidated financial statements.

                               GTS Duratek, Inc.

           Pro Forma Condensed Consolidated Statement of Operations

                        Six months ended June 30, 2000
                                 (Unaudited)

                                                                          Pro Forma Adjustments
                                                      ----------------------------------------------------------
                                                        Sale of                       Results of
                                          Actual       DuraTherm         Subtotal      WMNS (a)      Adjustments          Proforma
                                      -------------   -----------      ------------  ------------    -----------        ------------
Revenues                              $  93,874,344   (1,195,150) (1)    92,679,194    55,090,994    (4,292,000) (4)    143,478,188
Cost of revenues                         69,122,091   (1,039,169) (1)    68,082,922    37,943,670    (4,292,000) (4)    101,734,592
                                      -------------   ----------       ------------  ------------    ----------         -----------
     Gross profit                        24,752,253     (155,981)        24,596,272    17,147,324            --          41,743,596
Selling, general and
 administrative expenses                 14,921,899     (275,771) (1)    14,646,128     6,384,674       250,000  (6)     21,703,829
                                                                                                       (285,048) (7)
                                                 --           --                 --                     708,075  (8)
                                      -------------   ----------       ------------  ------------    ----------         -----------
     Income (loss) from operations        9,830,354      119,790          9,950,144    10,762,650      (673,027)         20,039,767
Gain on sale of DuraThem, Inc.            1,166,000   (1,166,000)                --            --            --                  --
Interest income (expense), net           (2,020,033)          --  (2)    (2,020,033)       29,571    (4,196,700) (9)     (6,187,162)
Other income (expense), net                      --           --                 --       (26,027)           --             (26,027)
                                      -------------   ----------       ------------  ------------    ----------         -----------
     Income (loss) before income
      taxes and proportionate share
      of losses of joint ventures         8,976,321   (1,046,210)         7,930,111    10,766,194    (4,869,727)         13,826,578
Income taxes                              3,538,583     (408,022) (3)     3,130,561     1,645,857       801,951  (10)     5,578,369
                                      -------------   ----------       ------------  ------------    ----------         -----------
     Income (loss) before
      proportionate share of losses
      of joint ventures                   5,437,738     (638,188)         4,799,550     9,120,337    (5,671,678)          8,248,209
Proportionate share of losses of
 joint ventures                             (50,000)          --            (50,000)           --            --             (50,000)
                                      -------------   ----------       ------------  ------------    ----------         -----------
     Net income (loss) and
      comprehensive income (loss)         5,387,738     (638,188)         4,749,550     9,120,337    (5,671,678)          8,198,209
Preferred stock dividends and
 charges for accretion                     (756,383)          --           (756,383)           --            --            (756,383)
                                      -------------   ----------       ------------  ------------    ----------         -----------
     Net income (loss) attributable
      to common stockholders          $   4,631,355     (638,188)         3,993,167     9,120,337    (5,671,678)          7,441,826
                                      =============   ==========       ============  ============    ==========        ============
Net income per share:
  Basic                               $        0.35                                                                            0.56
                                      =============                                                                    ============
  Diluted                             $        0.28                                                                            0.42
                                      =============                                                                    ============
Weighted average shares
 outstanding:
     Basic                               13,301,892                                                                      13,301,892
                                      =============                                                                    ============
     Diluted                             20,093,011                                                                      20,093,011
                                      =============                                                                    ============

(a) Represents results for the period January 1, 2000 to June 8, 2000

See accompanying notes to pro forma consolidated financial statements.

                       GTS DURATEK, INC. AND SUBSIDIARIES

                         PRO FORMA FINANCIAL INFORMATION

       Notes to Pro Forma Condensed Consolidated Statements of Operations

        For the six months then ended June 30, 2000 and the year ended
                               December 31, 1999
                                  (Unaudited)


This is a description of each of the pro forma adjustments reflected in the Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2000 and the year ended December 31,1999:

     1.   Elimination of the operating results of DuraTherm, Inc. ("DTI").

     2. Adjustment of interest expense to reflect the use of the $8 million proceeds from the sale of DTI to reduce bank borrowings.

     3. Adjustment of income tax expense resulting from the elimination of the operating results of DTI and the reduction of interest expense.

     4. Elimination of sales between Waste Management Nuclear Services, Inc ("WMNS") and GTS Duratek. Inc. (the "Company").

     5. Adjustment of general and administrative expenses to reflect the additional costs to be incurred to replace certain services previously provided by Waste Management, Inc. to WMNS. Management of GTS Duratek, Inc. estimates that it will incur approximately $500,000 of incremental administrative costs to replace certain insurance coverage and treasury and legal support previously provided by Waste Management to WMNS.

     6. Adjustment of depreciation and amortization to reflect estimated fair value of property and equipment.

     7. Adjustment of amortization expense to reflect amortization of the value assigned to the Barnwell operating rights ($5.5 million) and goodwill ($43.2 million) in the acquisition balance sheet.

     8. Elimination of the goodwill impairment charge as a result of the adjustment of the fair value of acquired assets as of the beginning of the periods presented.

     9. Adjustment of interest expense to reflect (i) additions to borrowings to fund the acquisition of WMNS; (ii) amortization of additional deferred financing costs; and (iii) higher borrowing costs in connection with the amendment of Company's bank credit facility.

     10.  Adjustment of income tax expense to include income taxes related to
          (i) the earnings of Chem-Nuclear Systems L.L.C. and (ii) the pro forma adjustment related to the acquisition of WMNS outlined above.

                       GTS DURATEK, INC. AND SUBSIDIARIES

                         PRO FORMA FINANCIAL INFORMATION

       Notes to Pro Forma Condensed Consolidated Statements of Operations

        For the six months then ended June 30, 2000 and the year ended
                               December 31, 1999
                                  (Unaudited)

In addition to the pro forma adjustments reflected in the pro forma condensed consolidated statements of operations, the operating results for WMNS will also be significantly different for periods following the acquisition as compared to periods prior to the acquisition, due to, among other things, (i) the operation of a major contract with a United States Department of Energy ("DOE") contractor and (ii) the operations of the Barnwell waste disposal facility. A summary of the estimated impact of these matters, which are not reflected in the pro forma condensed consolidated statements of operations, follows:

     (i) Effective October 1, 1999, a contract WMNS has with a significant DOE contractor was amended such that certain compensation costs will be incurred by the contractor rather than WMNS. Had the contract amendment occurred on January 1, 1999, pro forma revenues and costs of revenues would have been lower by approximately $92.5 million.

     (ii) WMNS operates a 235-acre low-level radioactive waste disposal site located in Barnwell, South Carolina, pursuant to a 99-year lease. During the year ended December 31, 1999 and the six months ended June 30, 2000, WMNS paid the State of South Carolina a fee based on waste receipts subject to an annual minimum of $24 million. In exchange, WMNS set pricing and had all the risk and rewards of ownership. Effective July 1, 2000, the State of South Carolina General Assembly passed legislation which places the site under a rate control plan administered by the State of South Carolina. Under the rate control plan, the Company will be reimbursed for allowable costs incurred plus a fixed operating margin of 29%. The legislation also establishes annual volume limits on waste that can be accepted at the site for disposal. The maximum annual volume declines from 160,000 cubic feet to 35,000 cubic feet over an eight-year period. At the end of the eight-year period, the site will remain open for receipt of waste from only the three Atlantic Compact states (New Jersey, Connecticut and South Carolina).

            Management estimates that the change in the arrangement for operations of the Barnwell waste disposal facility will reduce revenues and net income from amounts achieved during the year ended December 31, 1999 by $15.3 million and $4.8 million, respectively, and during the six months ended June 30, 2000 by $4.9 million and $749,000, respectively, before the impact of purchase accounting adjustments. This would effectively reduce net income per share on a diluted basis by $0.24 per share and $0.05 per share for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

                               GTS DURATEK, INC.


                               INDEX TO EXHIBITS

Exhibit
Number                             Exhibit Description

 23.1          Consent of KPMG LLP.

 99.1 GTS Duratek, Inc. Press Release dated June 9, 2000 which was filed with the Securities and Exchange Commission on June 22, 2000.

 99.2 Purchase Agreement by and among Chemical Waste Management Inc., Rust International, Inc., CNS Holdings, Inc. and GTS Duratek, Inc. dated March 29, 2000 which was filed with the Securities and Exchange Commission on June 22, 2000.

 99.3 Amendment No. 1 to Purchase Agreement and Disclosure Letter by and among Chemical Waste Management Inc., Rust International, Inc., CNS Holdings, Inc. and GTS Duratek, Inc. dated June 8, 2000 which was filed with the Securities and Exchange Commission on June 22, 2000.

 99.4 Second Amended and Restated Credit Agreement dated as of June 8, 2000 by and among GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., GTSD Sub III, Inc., GTSD Sub IV, Inc., Frank W. Hake Associates LLC, Chem-Nuclear Systems L.L.C., Waste Management Federal Services, Inc., Waste Management Federal Services of Idaho, Inc., Waste Management Federal Services of Hanford, Inc., Waste Management Technical Services, Inc., Waste Management Geotech, Inc., the Lenders party thereto, First Union National Bank, as Administrative Agent, Credit Lyonnais New York Branch, as Documentation Agent, Fleet National Bank, as Syndication Agent, and First Union Securities, Inc., as Lead Arranger and Book Manager which was filed with the Securities and Exchange Commission on June 22, 2000.

 99.5 Second Amended and Restated Security Agreement dated as of June 8, 2000 made by GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., GTSD Sub III, Inc., GTSD Sub IV, Inc., Frank W. Hake Associates, L.L.C., Chem-Nuclear Systems, L.L.C., Waste Management Federal Services, Inc., Waste Management Federal Services of Idaho, Inc., Waste Management Federal Services of Hanford, Inc., Waste Management Technical Services, Inc., Waste Management Geotech, Inc., and First Union National Bank, as Collateral Agent which was filed with the Securities and Exchange Commission on June 22, 2000.